Exhibit 10.3

Execution Copy

FOURTH OMNIBUS AMENDment AGREEMENT

THIS FOURTH OMNIBUS AMENDMENT AGREEMENT (this “Agreement”) dated as of June 23, 2023 (the “Effective Date”) by and among Silver Valley Metals Corp. (“Mine Owner”) and Bunker Hill Mining Corp. (“BHMC” and together with Mine Owner, the “Obligors”), Sprott Private Resource Streaming and Royalty (Collector), LP in its own capacity (“SPRSR”) and in its capacity as security agent for and on behalf of the Sprott Entities (the “Security Agent”), Sprott Private Resource Streaming and Royalty (US), LP, Sprott Private Resource Streaming and Royalty (International), LP, Sprott Private Resource Streaming and Royalty (Canada), LP, Ninepoint Alternative Credit Opportunities Fund, Ninepoint Credit Income Opportunities Fund, Sprott Private Resource Streaming and Royalty (US Collector), LP and Sprott Private Resource Streaming and Royalty Annex (US Collector), LP.

RECITALS:

A.	Mine Owner, as grantor, and BHMC, as guarantor, issued on the date hereof in favour of Royalty Holder, as holder, the Royalty upon the Royalty Holder’s election to receive the Royalty in lieu of cash payment of the outstanding principal under the royalty convertible debenture in the principal amount of US$8,000,000 dated as of January 7, 2022 (as amended by the First Omnibus Amendment, the Second Omnibus Amendment and the Third Omnibus Amendment, and as assigned by the transfer agreement dated October 7, 2022 between SPRSR and the Royalty Holder, as amended by the amending agreement dated June 21, 2023, the “Royalty Convertible Debenture”);

B.	In connection with the Royalty Convertible Debenture, the Obligors and the Royalty Holder entered into a royalty put option agreement dated July 22, 2022 pursuant to which upon the occurrence of an event of default under any Convertible Debenture, the holder may require the Obligors to purchase the Royalty for US$8,000,000 (as assigned and amended to the date hereof, the “Royalty Put Option Agreement”);

C.	In connection with the issuance of the Royalty, the Mine Owner and BHMC have agreed with the Royalty Holder to amend the Royalty Put Option Agreement to extend the termination date thereof to the later of (i) repayment in full of all amounts owing under the Convertible Debentures, and (ii) March 31, 2026;

D.	BHMC, as debtor, and Mine Owner, as guarantor, issued on January 28, 2022 to and in favour of the Series 1 CD Holders convertible debentures in the aggregate principal amount of US$6,000,000 (as amended by the Second Omnibus Amendment and the Third Omnibus Amendment, the “Series 1 Convertible Debentures”);

E.	BHMC, as debtor, and Mine Owner, as guarantor, issued on June 17, 2022 to and in favour of the Series 2 CD Holders series 2 convertible debentures in the aggregate principal amount of US$15,000,000 (as amended by the Third Omnibus Amendment, the “Series 2 Convertible Debentures” and together with the Series 1 Convertible Debentures, the “Convertible Debentures”);

F.	Sprott Private Resource Streaming and Royalty (US Collector), LP and Sprott Private Resource Streaming and Royalty Annex (US Collector), LP, as lenders (collectively, the “Lenders”) have agreed to make available a term loan facility in a maximum principal amount of US$21,000,000 to BHMC, pursuant to the loan agreement dated as of the date hereof, between BHMC, as borrower, SVMC, as guarantor, Sprott Private Resource Streaming and Royalty (US Collector), LP, as agent for the Lenders (the “Agent”) and the Lenders (as amended, supplemented, modified or replaced from time to time, the “Loan Agreement”);

G.	Mine Owner, as seller, and BHMC, as parent, have entered into a metals purchase agreement (as amended, supplemented, modified or replaced from time to time, the “Metals Purchase Agreement”) dated as of the date hereof with Sprott Private Resource Streaming and Royalty (US Collector), LP, as agent for the Sprott Stream Parties (“Purchaser”) pursuant to which Purchaser has agreed to advance an upfront deposit of US$46,000,000 to Mine Owner on account of future purchases of silver determined by reference to an agreed amount of lead, silver and zinc produced at the Bunker Hill Mine;

H.	SPRSR, the Series 1 CD Holders and the Series 2 CD Holders have agreed to (i) extend the maturity date of the Convertible Debentures to March 31, 2026; (ii) consent to the amendment of the Royalty Put Option Agreement referred to in recital B; (iii) consent to the incurrence of the indebtedness under the Loan Agreement, (iv) acknowledge and confirm that the Agent, the Lenders, Purchaser and Sprott Stream Parties are “Sprott Entities” and each of the Metals Purchase Agreement and the Loan Agreement is a “Project Finance Document” for purposes of the Security and the Security Sharing Agreement, in each case, on the terms of this Agreement.

NOW THEREFORE in consideration of the foregoing premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Parties), the Parties mutually agree as follows:

Section 1 Defined Terms.

(1)	As used in this Agreement and the recitals hereto, the following terms have the following meanings:

“Amended Agreements” means, collectively, the Royalty Put Option Agreement, the Series 1 Convertible Debentures and the Series 2 Convertible Debentures.

“First Omnibus Amendment” means the omnibus amendment agreement dated as of January 28, 2022 among the Obligors and SPRSR.

“Guarantees” means, collectively, the guarantee made by BHMC contained in the Metals Purchase Agreement and the guarantees made by Mine Owner contained in each of the Convertible Debentures and the Loan Agreement, as each may be amended, amended and restated, modified, supplemented or replaced from time to time.

“Parties” means SPRSR, the Security Agent, the Series 1 CD Holders, the Series 2 CD Holders, the Agent, the Lenders, Purchaser, the Sprott Stream Parties, the Mine Owner and BHMC and their respective successors and assigns.

“Royalty” means the gross revenue royalty on all minerals produced and sold from the Bunker Hill Mine granted by the Obligors to the Royalty Holder pursuant to the royalty agreement dated as of the date hereof.

“Royalty Holder” means Sprott Private Resource Streaming and Royalty (US Collector), LP, a limited partnership existing under the laws of the State of Delaware, and its successors and permitted assigns.

“Second Omnibus Amendment” means the second omnibus amendment agreement dated as of June 17, 2022 among SPRSR, the Security Agent, the Series 1 CD Holders, the Series 2 CD Holders, the Mine Owner and BHMC and their respective successors and assigns.

“Security Sharing Agreement” means the security sharing agreement dated as of January 28, 2022 between the Security Agent, SPRSR, the Series 1 CD Holders and the Series 2 CD Holders, as amended by the Second Omnibus Amendment, which was acknowledged and agreed to by the Obligors.

“Series 1 CD Holders” means Sprott Private Resource Streaming and Royalty (US), LP, Sprott Private Resource Streaming and Royalty (International), LP, Sprott Private Resource Streaming and Royalty (Canada), LP, Ninepoint Alternative Credit Opportunities Fund and Ninepoint Credit Income Opportunities Fund as holders of Series 1 Convertible Debentures and their respective successors and assigns.

“Series 2 CD Holders” means Sprott Private Resource Streaming and Royalty (US), LP, Sprott Private Resource Streaming and Royalty (International), LP, and Sprott Private Resource Streaming and Royalty (Canada), LP, as holders of the Series 2 Convertible Debentures and their respective successors and assigns.

“Sprott Stream Parties” means, collectively, Sprott Private Resource Streaming and Royalty (US Collector), LP, a limited partnership formed and existing under the laws of Delaware, and Sprott Private Resource Streaming and Royalty Annex (US Collector), LP, a limited partnership formed and existing under the laws of [], and, in each case, their respective successors and assigns.

“Third Omnibus Amendment” means the third omnibus amendment dated on December 5, 2022 among SPRSR, the Security Agent, the Series 1 CD Holders, the Series 2 CD Holders, the Mine Owner and BHMC and their respective successors and assigns.

(2)	Capitalized terms used in this Agreement that are not defined in it have the meanings given to them in the Security Sharing Agreement.

Section 2 Amendments to the Series 1 Convertible Debentures.

Each Series 1 CD Holder and each Obligor agree to amend the Series 1 Convertible Debenture to which such Series 1 CD Holder is a party as follows:

(1)	The first paragraph of such Series 1 Convertible Debenture is hereby amended by deleting the second sentence thereof and replacing it with the following:

“Subject to the provisions of this debenture (the “Debenture”), the Principal Amount together with all accrued and unpaid interest and all other monies owing hereunder, shall become due and payable on March 31, 2026 (the “Maturity Date”).”

(2)	Section 12(o) of such Series 1 Convertible Debenture is hereby deleted in its entirety and replaced with the following:

“(o) Working Capital. Each Obligor will maintain positive working capital as at the end of each financial quarter, as determined from Debtor’s most recent annual and quarterly financial statements that are filed and available on SEDAR and/or EDGAR, where working capital is the current assets less the current liabilities (both as defined by US GAAP) of Debtor on a consolidated basis, but (i) excluding any non-cash liabilities included in the calculation of current liabilities, (ii) except for the fiscal quarter during which the Convertible Debentures mature and the immediately preceding fiscal quarter, excluding the principal due at maturity of the Convertible Debentures, (iii) except for the fiscal quarter during which the principal amount of the Indebtedness referred to in paragraph (x) of the definition of Permitted Indebtedness matures and the immediately preceding fiscal quarter, excluding such principal amount due at maturity of such Indebtedness, (iv) excluding current liabilities on account of deliveries owing under the Stream and royalty payments owing under the Royalty, in each case, in the ordinary course of business during the applicable 12 month period, and (v) including the net proceeds of any debt or equity financing received between the relevant quarterly or annual filing date and the applicable reporting date or during the relevant Cure Period.”

(3)	Section 12(u) of such Series 1 Convertible Debenture is hereby deleted in its entirety and replaced with the following:

“(u)	No Distributions. No Obligor shall (i) retire, redeem, retract, purchase or otherwise acquire any Equity Securities of such Obligor; (ii) declare or pay any dividend, return of capital or other distribution (in cash, securities or other property, or otherwise) of, on or in respect of, any Equity Securities of such Obligor; (iii) make any payment or distribution (in cash, securities or other property, or otherwise) on or in respect of, its Equity Securities; (iv) pay, redeem, repurchase or otherwise acquire any Funded Debt, including any payment on account of principal, interest, bonus, premium, make-whole or otherwise; or (v) pay any management, consulting or similar fee or any bonus payment or comparable payment, or by way of gift or gratuity, to any Related Party of such Person or to any director or officer thereof, excluding, for greater certainty, (A) employment compensation in the ordinary course of business, and (B) where and to the extent the proceeds of any payment or distribution referred to in clauses (i) through (iv) above are used solely to (I) fund the payment of any PF Obligations or other Permitted Indebtedness, (II) fund the scheduled payment of the obligations owing to the EPA under the EPA Settlement Agreement, and (III) pay reasonable annual overhead expenses of Debtor, and those that relate to the administration and management of “Seller”, or any other “Seller MPA Entity” (each as defined in the Stream) (in the latter case, with respect to the administration and management of its interest in Seller, the Mining Properties, the Project Assets and/or Recovered Metals (each as defined in the Stream)).”.

(4)	Exhibit “A” of such Series 1 Convertible Debenture is hereby amended as follows:

	(a)	the definition of “Permitted Indebtedness” in paragraph (kkk) thereof is hereby deleted in its entirety and replaced with the following:

“(kkk)	“Permitted Indebtedness” means:

(i)	all existing Indebtedness (other than Funded Debt) incurred prior to the date hereof in the normal course of business;

(ii)	all Funded Debt set out in Section (14) of the Disclosure Letter;

(iii)	all Indebtedness of each Obligor to Debentureholder, including but not limited to Indebtedness outstanding under this Debenture;

(iv)	all Indebtedness of each Obligor owing to the EPA under the EPA Settlement Agreement with respect to the Mine;

(v)	unsecured Indebtedness comprised of amounts owed to trade creditors and accruals in the ordinary course of business, which are either not overdue or, if disputed and in that case whether or not overdue, are being contested in good faith by any Obligor by appropriate proceedings diligently conducted, and provided always that the failure to pay such Indebtedness would not involve and material risk of loss of any material part of its assets;

(vi)	Funded Debt of up to the amount of indebtedness required to fund a buy back option in favour of Guarantor of an agreed percentage of metals subject to, and in accordance with, the terms of the Stream, provided that (A) the proceeds thereof are used solely to fund the exercise of the buy back option, (B) the terms, and identity of the provider(s) of such Funded Debt are approved by Debentureholder, acting reasonably, and (iii) if such Funded Debt is secured, such Funded Debt will rank pari passu with the PF Obligations and such security will rank pari passu with the Security and be subject to an intercreditor agreement with the Security Agent reflecting such pari passu ranking and otherwise in form and substance satisfactory to the Security Agent;

(vii)	Indebtedness of up to US$13,000,000, ranking subordinate to the PF Obligations, to be used solely for the purpose of funding cost overruns in relation to the development and construction of the Project Assets, which Indebtedness may be secured or unsecured, must be provided by lenders and on terms satisfactory to Debentureholder, acting reasonably, and, if secured, the security therefor will be subordinated to the Security pursuant to a subordination agreement with Debentureholder (or another Sprott Entity, as Security Agent), in form and substance satisfactory to Debentureholder (or the Security Agent);

(viii)	(subject to the prior written consent of Debentureholder, such consent not to be unreasonably withheld or delayed), obligations in respect of surety or performance bonds and/or letters of credit required to be provided to the EPA in respect of Financial Assurance (under and as defined in the EPA Settlement Agreement) of up to US$17,000,000, which obligations, in the case of surety or performance bonds, are permitted to be partially secured by letters of credit (in amounts satisfactory to the Security Agent) and otherwise secured by security ranking subordinate to the Security and subject to a subordination agreement with Debentureholder (or another Sprott Entity, as Security Agent), in form and substance satisfactory to Debentureholder (or the Security Agent), and which obligations, in the case of letters of credit, are permitted to be fully secured by cash collateral that is not subject to the Security (and the Security Agent will execute and deliver a no interest letter in respect of the Security with respect to such cash collateral, in form and substance satisfactory to the Security Agent, acting reasonably);

(ix)	Funded Debt in any amount, provided that (i) the Positive CFADS Test is satisfied as of the date of the incurrence of any such Funded Debt; (ii) as of the date of the incurrence of any such Funded Debt and after giving effect to the incurrence thereof, the Loan Life Coverage Ratio is at least 1.35:1; (iii) as of the date of the incurrence of any such Funded Debt and after giving effect to the incurrence thereof, the Total Secured Debt to Total Security Percentage is no more than 50%, (iv) Debtor has delivered to Debentureholder a certificate of a director or senior officer of Debtor, in form and substance satisfactory to Debentureholder, acting reasonably, certifying detailed calculations of the Positive CFADS Test, the Loan Life Coverage Ratio and the Total Secured Debt to Total Security Percentage; (v) the terms, and identity of the provider(s), of such Funded Debt are approved by Debentureholder, acting reasonably, (vi) the proceeds of such Funded Debt are used only for the exploration or exploitation of the Project Assets or for general corporate purposes of the Obligors, and (vii) if the Funded Debt is secured, such Funded Debt will rank pari passu with the PF Obligations, such security will rank pari passu with the Security and any such provider(s) shall have entered into an intercreditor agreement with the Security Agent in form and substance satisfactory to Security Agent.

In this subparagraph (ix) the following terms have the following meanings:

“CFADS” means, with respect to any period, an amount equal to:

(a)	revenue generated from the sale of production from the Mine during such period, less

(b)	the aggregate amount of all deliveries, payments and other obligations of each Obligor under any stream, royalty or similar transaction with respect to production from the Mine due or owing in respect of such period including deliveries under the Stream and the Guarantor’s obligations under the Royalty, less

(c)	all operating expenditures of the Obligors incurred during such period, less

(d)	all sustaining capital expenditures of the Obligors incurred during such period, less

(e)	cash Taxes of the Obligors owing during such period, less

(f)	all cash reclamation expenses of the Obligors incurred during such period,

all calculated on a consolidated basis provided, however, that any operating expenditures, sustaining capital expenditures, cash Taxes or cash reclamation expenses of the Debtor which do not relate to the Mine or the operations of the Guarantor and which are or will be paid for out of revenues generated during such period from sources other than the Mine or operations of the Guarantor, will be excluded from the calculation of CFADS.

“Forecast CFADS” means, with respect to the term of any proposed Funded Debt payable by, assumed by or guaranteed by any Obligor, an amount equal to (A) projected revenue (based on consensus metal pricing) reasonably expected to be generated from the sale of production from the Mine during such term, less (B) the aggregate amount of all projected deliveries, payments and other obligations of each Obligor under any stream, royalty or similar transaction with respect to production from the Mine including projected deliveries under the Stream and the Guarantor’s obligations under the Royalty, less (C) all projected operating expenditures of the Obligors, less (D) all sustaining capital expenditures of the Obligors, less (E) cash Taxes of the Obligors, less (F) all cash reclamation expenses of the Obligors, all calculated on a consolidated basis and based on the assumptions set forth in Schedule E to the Stream, during the period commencing on the date the Funded Debt is proposed to be issued to the maturity date of the proposed Funded Debt; provided, however, that any operating expenditures, sustaining capital expenditures, cash Taxes or cash reclamation expenses of the Debtor which do not relate to the Mine or the operations of the Guarantor and which are or will be paid for out of revenues generated during such period from sources other than the Mine or operations of the Guarantor, will be excluded from the calculation of Forecast CFADS.

“Hedging Contracts” means any agreement relating to a transaction of a type commonly considered to be a derivative or hedging transaction or any combination of such transactions, in each case, whether relating to one or more commodities, currencies, interest, securities or other matters, including commodity futures trading, forward sale and/or purchase contracts, spot-deferred contracts, option contracts or trading, metals trading, precious metal loans, fixed price offtake agreements or other exchange, swap, forward, cap, collar, floor, option or other hedging or similar agreement or any combination thereof, or any other similar transactions.

“Hedging Obligations” means all liabilities and other obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by an Obligor under, in connection with or pursuant to any and all Hedging Contracts.

“Loan Life Coverage Ratio” means, with respect to the incurrence by any Obligor of any proposed Funded Debt, the ratio of A to B, where:

“A” is the net present value of Forecast CFADS over the term to maturity of the proposed Funded Debt (calculated using a discount rate equal to the interest rate payable on such proposed Funded Debt); and

“B” is the sum of (i) the aggregate principal amount of the proposed Funded Debt, plus (ii) the aggregate principal amount of any outstanding Funded Debt payable by, assumed by or guaranteed by any Obligor on a consolidated basis that is not being refinanced by the proposed Funded Debt.

For greater certainty “B” shall exclude the delivery obligations under the Stream and the Obligors’ obligations under the Royalty.

“Positive CFADS Test” means, as of last day of any fiscal quarter, the achievement by the Obligors on a consolidated basis of positive cumulative CFADS for the period comprised of that fiscal quarter and each of the preceding three fiscal quarters.

“Total Secured Debt” means, with respect to any date and the incurrence by any Obligor of any proposed Funded Debt, the sum of (i) an amount equal to the uncredited upfront deposit (under and calculated in accordance with the Stream) multiplied by 1.5; plus (ii) the aggregate principal amount of the proposed Funded Debt to be secured by a Lien over any Project Asset, if any, plus (iii) the aggregate principal amount of any outstanding Funded Debt secured by a Lien over any Project Asset and payable by, assumed by or guaranteed by any Obligor that is not being refinanced by the proposed Funded Debt; plus (iv) the amount of any Hedging Obligations secured by a Lien over any Project Asset.

“Total Secured Debt to Total Security Percentage” means, with respect to any date and the incurrence by any Obligor of any proposed Funded Debt on such date, the ratio of Total Secured Debt to Total Security Exposure where (i) current liabilities included in the calculation of Total Security Exposure excludes any liabilities included in the calculation of Total Secured Debt, and (ii) all such calculations of Total Secured Debt and Total Security Exposure are made with respect to any Obligor on a consolidated basis.

“Total Security Exposure” means, with respect to any date, the sum of (i) the net present value (calculated using a discount rate of 8%) of (x) Forecast CFADS, plus (y) delivery obligations under the Stream, plus (z) without duplication, any other cash flow streams of any Obligor, plus (ii) Debtor’s current assets less current liabilities (net working capital) determined on a consolidated basis as of the date of incurrence of any such proposed Funded Debt, but excluding any current liabilities included in the calculation of Total Secured Debt.

(x)	Indebtedness of up to US$21,000,000 pursuant to a loan agreement dated as of June 23, 2023, in favour of certain Sprott Entities provided that (A) the proceeds thereof are used solely to fund the construction and development of the Mine, and (B) such Indebtedness will constitute part of the PF Obligations and will be secured by the Security as a “Project Finance Document”;

(xi)	Indebtedness in respect of capital or finance leases or purchase money Liens permitted by paragraph (xii) of the definition of “Permitted Liens”;

(xii)	subject to the prior written consent of Debentureholder, such consent not to be unreasonably withheld or delayed:

(A)	any reclamation bonds relating to the Mine required in connection with the construction, development or operation of the Mine; and

(B)	offtake financing on terms and conditions satisfactory to the Sprott Entities;

(xiii)	Subordinated Intercompany Debt; and

(xiv)	any other Indebtedness consented to by Debentureholder from time to time.”.

(b)	The definition of “Permitted Liens” is amended by adding as paragraph (xii) thereto (and by renumbering succeeding paragraphs accordingly), the following:

	“(xii)	Liens securing capital or finance leases or purchase money Liens relating solely to the acquisition of equipment necessary for the development, construction or operation of the Project, provided that such Liens extend only to the property clearly and individually identified as acquired or financed thereby (including the proceeds of such property) and do not extend to any other assets of an Obligor;”.

(c)	The following definition is added thereto in appropriate alphabetical order:

“Subordinated Intercompany Debt” means unsecured loans made by Debtor to Guarantor, provided that such Indebtedness shall be subordinated pursuant to a subordination agreement in favour of (among others) the Sprott Entities pursuant to which, among other things, Debtor agrees (a) to subordinate and postpone the Indebtedness to the PF Obligations, (b) that no Liens have been or will be taken, (c) that no remedies will be exercised while any PF Obligations remain outstanding, and (d) that in connection with any Insolvency Event, Debtor will not vote its claim in respect thereof in any manner that would prejudice the Sprott Entities’ rights and remedies under this Debenture or any of the Security.

Section 3 Amendments to the Series 2 Convertible Debentures.

Each Series 2 CD Holder and each Obligor agree to amend the Series 2 Convertible Debenture to which such Series 2 CD Holder is a party as follows:

(1)	The first paragraph of such Series 2 Convertible Debenture is hereby amended by deleting the second sentence thereof and replacing it with the following:

“Subject to the provisions of this debenture (the “Debenture”), the Principal Amount together with all accrued and unpaid interest and all other monies owing hereunder, shall become due and payable on March 31, 2026 (the “Maturity Date”).”

(2)	Section 12(o) of such Series 1 Convertible Debenture is hereby deleted in its entirety and replaced with the following:

“(o) Working Capital. Each Obligor will maintain positive working capital as at the end of each financial quarter, as determined from Debtor’s most recent annual and quarterly financial statements that are filed and available on SEDAR and/or EDGAR, where working capital is the current assets less the current liabilities (both as defined by US GAAP) of Debtor on a consolidated basis, but (i) excluding any non-cash liabilities included in the calculation of current liabilities, (ii) except for the fiscal quarter during which the Series 1 Convertible Debentures and Series 2 Convertible Debentures mature and the immediately preceding fiscal quarter, excluding the principal due at maturity of the Series 1 Convertible Debentures and Series 2 Convertible Debentures, (iii) except for the fiscal quarter during which the principal amount of the Indebtedness referred to in paragraph (x) of the definition of Permitted Indebtedness matures and the immediately preceding fiscal quarter, excluding such principal amount due at maturity of such Indebtedness, (iv) excluding current liabilities on account of deliveries owing under the Stream and royalty payments owing under the Royalty, in each case, in the ordinary course of business during the applicable 12 month period, and (v) including the net proceeds of any debt or equity financing received between the relevant quarterly or annual filing date and the applicable reporting date or during the relevant Cure Period.”

(3)	Section 12(u) of such Series 2 Convertible Debenture is hereby deleted in its entirety and replaced with the following:

“(u)	No Distributions. No Obligor shall (i) retire, redeem, retract, purchase or otherwise acquire any Equity Securities of such Obligor; (ii) declare or pay any dividend, return of capital or other distribution (in cash, securities or other property, or otherwise) of, on or in respect of, any Equity Securities of such Obligor; (iii) make any payment or distribution (in cash, securities or other property, or otherwise) on or in respect of, its Equity Securities; (iv) pay, redeem, repurchase or otherwise acquire any Funded Debt, including any payment on account of principal, interest, bonus, premium, make-whole or otherwise; or (v) pay any management, consulting or similar fee or any bonus payment or comparable payment, or by way of gift or gratuity, to any Related Party of such Person or to any director or officer thereof, excluding, for greater certainty, (A) employment compensation in the ordinary course of business, and (B) where and to the extent the proceeds of any payment or distribution referred to in clauses (i) through (iv) above are used solely to (I) fund the payment of any PF Obligations or other Permitted Indebtedness, (II) fund the scheduled payment of the obligations owing to the EPA under the EPA Settlement Agreement, and (III) pay reasonable annual overhead expenses of Debtor, and those that relate to the administration and management of “Seller”, or any other “Seller MPA Entity” (each as defined in the Stream) (in the latter case, with respect to the administration and management of its interest in Seller, the Mining Properties, the Project Assets and/or Recovered Metals (each as defined in the Stream)).”.

(4)	Exhibit “A” of such Series 2 Convertible Debenture is hereby amended as follows:

	(a)	the definition of “CFADS” is hereby deleted in its entirety and replaced with the following:

““CFADS” means, with respect to any period, an amount equal to:

(a)	revenue generated from the sale of production from the Mine during such period, less

(b)	the aggregate amount of all deliveries, payments and other obligations of each Obligor under any stream, royalty or similar transaction with respect to production from the Mine due or owing in respect of such period including deliveries under the Stream and the Guarantor’s obligations under the Royalty, less

(c)	all operating expenditures of the Obligors incurred during such period, less

(d)	all sustaining capital expenditures of the Obligors incurred during such period, less

(e)	cash Taxes of the Obligors owing during such period, less

(f)	all cash reclamation expenses of the Obligors incurred during such period,

all calculated on a consolidated basis provided, however, that any operating expenditures, sustaining capital expenditures, cash Taxes or cash reclamation expenses of the Debtor which do not relate to the Mine or the operations of the Guarantor and which are or will be paid for out of revenues generated during such period from sources other than the Mine or operations of the Guarantor, will be excluded from the calculation of CFADS.”

(b)	the following definition is added in appropriate alphabetical order:

““Forecast CFADS” means, with respect to the term of any proposed Funded Debt payable by, assumed by or guaranteed by any Obligor, an amount equal to (A) projected revenue (based on consensus metal pricing) reasonably expected to be generated from the sale of production from the Mine during such term, less (B) the aggregate amount of all projected deliveries, payments and other obligations of each Obligor under any stream, royalty or similar transaction with respect to production from the Mine including projected deliveries under the Stream and the Guarantor’s obligations under the Royalty, less (C) all projected operating expenditures of the Obligors, less (D) all sustaining capital expenditures of the Obligors, less (E) cash Taxes of the Obligors, less (F) all cash reclamation expenses of the Obligors, all calculated on a consolidated basis and based on the assumptions set forth in Schedule E to the Stream, during the period commencing on the date the Funded Debt is proposed to be issued to the maturity date of the proposed Funded Debt; provided, however, that any operating expenditures, sustaining capital expenditures, cash Taxes or cash reclamation expenses of the Debtor which do not relate to the Mine or the operations of the Guarantor and which are or will be paid for out of revenues generated during such period from sources other than the Mine or operations of the Guarantor, will be excluded from the calculation of Forecast CFADS.”

(c)	the definition of “Loan Life Coverage Ratio” is hereby deleted and replaced with the following:

““Loan Life Coverage Ratio” means, with respect to the incurrence by any Obligor of any proposed Funded Debt, the ratio of A to B, where:

“A” is the net present value of Forecast CFADS over the term to maturity of the proposed Funded Debt (calculated using a discount rate equal to the interest rate payable on such proposed Funded Debt); and

“B” is the sum of (i) the aggregate principal amount of the proposed Funded Debt, plus (ii) the aggregate principal amount of any outstanding Funded Debt payable by, assumed by or guaranteed by any Obligor on a consolidated basis that is not being refinanced by the proposed Funded Debt.

For greater certainty “B” shall exclude the delivery obligations under the Stream and the Obligors’ obligations under the Royalty.”

(d)	the definition of “Permitted Indebtedness” is hereby amended by deleting subparagraph (x) thereof and replacing it with the following subparagraph (x):

“(x) Indebtedness of up to US$21,000,000 pursuant to a loan agreement dated as of June 23, 2023, in favour of certain Sprott Entities provided that (A) the proceeds thereof are used solely to fund the construction and development of the Mine, and (B) such Indebtedness will constitute part of the PF Obligations and will be secured by the Security as a “Project Finance Document”;”

(e)	the definition of “Permitted Indebtedness” is hereby further amended by adding the following subparagraphs (xi) through (xiii) (and by renumbering existing subparagraph (ix) as subparagraph (xiv)):

“(xi)	Indebtedness in respect of capital or finance leases or purchase money Liens permitted by paragraph (xii) of the definition of “Permitted Liens”;

(xii)	subject to the prior written consent of Debentureholder, such consent not to be unreasonably withheld or delayed:

	(C)	any reclamation bonds relating to the Mine required in connection with the construction, development or operation of the Mine; and

	(D)	offtake financing on terms and conditions satisfactory to the Sprott Entities;

(xiii)	Subordinated Intercompany Debt; and”.

(f)	The definition of “Permitted Liens” is amended by adding as paragraph (xii) thereto (and by renumbering succeeding paragraphs accordingly), the following:

	“(xii)	Liens securing capital or finance leases or purchase money Liens relating solely to the acquisition of equipment necessary for the development, construction or operation of the Project, provided that such Liens extend only to the property clearly and individually identified as acquired or financed thereby (including the proceeds of such property) and do not extend to any other assets of an Obligor;”.

(g)	the definition of “Positive CFADS Test” is hereby deleted in its entirety and replaced with the following:

““Positive CFADS Test” means, as of last day of any fiscal quarter, the achievement by the Obligors on a consolidated basis of positive cumulative CFADS for the period comprised of that fiscal quarter and each of the preceding three fiscal quarters.”.

(h)	The following definition is added thereto in appropriate alphabetical order:

““Subordinated Intercompany Debt” means unsecured loans made by Debtor to Guarantor, provided that such Indebtedness shall be subordinated pursuant to a subordination agreement in favour of (among others) the Sprott Entities pursuant to which, among other things, Debtor agrees (a) to subordinate and postpone the Indebtedness to the PF Obligations, (b) that no Liens have been or will be taken, (c) that no remedies will be exercised while any PF Obligations remain outstanding, and (d) that in connection with any Insolvency Event, Debtor will not vote its claim in respect thereof in any manner that would prejudice the Sprott Entities’ rights and remedies under this Debenture or any of the Security.”.

(i)	the definition of “Total Security Exposure” is hereby deleted in its entirety and replaced with the following:

““Total Security Exposure” means, with respect to any date, the sum of (i) the net present value (calculated using a discount rate of 8%) of (x) Forecast CFADS, plus (y) delivery obligations under the Stream, plus (z) without duplication, any other cash flow streams of any Obligor, plus (ii) Debtor’s current assets less current liabilities (net working capital) determined on a consolidated basis as of the date of incurrence of any such proposed Funded Debt, but excluding any current liabilities included in the calculation of Total Secured Debt.”.

Section 4 Amendments to Royalty Put Option Agreement

The Royalty Holder, Mine Owner and BHMC agree to amend the Royalty Put Option Agreement as follows:

(1)	Section 13 of the Royalty Put Option Agreement is hereby amended by adding the following sentence at the beginning thereof:

“This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein (other than the conflict of laws rules).”

(2)	Section 16 of the Royalty Put Option Agreement is hereby deleted in its entirety and replaced with the following Section 16:

“Section 16. Termination.

This Agreement shall terminate upon the later of:

(a)	the indefeasible payment in full of all indebtedness, liabilities and other obligations of the Obligors under all of the Series 1 Convertible Debentures and Series 2 Convertible Debentures (except for certain contingent obligations which by their terms are intended to survive such indefeasible payment in full and in respect of which no amounts are due or owing); and

(b)	March 31, 2026.”

Section 5 Confirmation by the Sprott Entities

Each Sprott Entity hereby acknowledges, confirms and agrees that:

(a)	The Agent and each Lender is a “Sprott Entity”, the Loan Agreement constitutes a “Project Finance Document” and the obligations owing thereunder are “PF Obligations”, in each case, for purposes of the Security Documents and the Security Sharing Agreement;

(b)	Each of Purchaser and the Sprott Stream Parties is a “Sprott Entity”, the Metals Purchase Agreement constitutes a “Project Finance Document” and the obligations owing thereunder are “PF Obligations”, in each case, for purposes of the Security Documents and the Security Sharing Agreement;

(c)	Royalty Holder is a “Sprott Entity” in its capacity as royalty holder under the Royalty Put Option Agreement, the Royalty Put Option Agreement constitutes a “Project Finance Document” and the obligations owing thereunder are “PF Obligations”, in each case, for purposes of the Security Documents and the Security Sharing Agreement; and

(d)	Each of Royalty Holder in its capacity as royalty holder under the Royalty Put Option Agreement, Purchaser, the Sprott Stream Parties, the Agent and the Lenders is a “Creditor” (together with the Series 1 CD Holders, Series 2 CD Holder, and SPRSR) for purposes of the Security Sharing Agreement as each of them has entered in a joinder agreement in accordance with Section 4.11 thereof.

Section 6 Confirmation.

Each Obligor hereby acknowledges, confirms and agrees that:

(a)	each Project Finance Document to which it is a party remains in full force and effect, and, except as amended by this Agreement, unamended and constitutes legal, valid and binding obligations of it enforceable against it in accordance with its respective terms;

(b)	each Guarantee to which it is a party remains in full force and effect, and except as amended by this Agreement, unamended, and continues to guarantee the payment and performance of all Obligations (as defined in each Guarantee) or Stream Obligations (as defined in the Metals Purchase Agreement), as applicable, and constitutes legal, valid and binding obligations of it enforceable against it in accordance with its respective terms;

(c)	each of the Security Documents to which it is a party remains in full force and effect, and except as amended by this Agreement, unamended, and constitutes legal, valid and binding obligations of it enforceable against it in accordance with its respective terms; and

(d)	the security interests, assignments, mortgages, charges, liens, hypothecations and pledges granted by it in favour of the Security Agent for and the benefit of the Sprott Entities pursuant to the Security and constitutes legal, valid and binding obligations of it enforceable against it in accordance with its respective terms.

Section 7 Reference to the Amended Agreements.

On and after the Effective Date, any reference to “this Agreement”, “hereof”, “hereunder” and words of like effect in any Amended Agreement, and any reference to any Amended Agreement in any other agreements will mean and be a reference to such Amended Agreement, as amended by this Agreement, as applicable.

Section 8 Further Assurances.

Each Obligor will execute and deliver to any other Party hereto all such documents, instruments and agreements, and do all such other acts and things, as may be reasonably required, in the opinion of such other Party, to carry out the amendments and other transactions contemplated under this Agreement.

Section 9 Project Finance Document.

The parties to this Agreement acknowledge and agree that:

(a)	any failure of the Obligors to perform their obligations under this Agreement shall constitute an event of default under the Convertible Debentures, the Loan Agreement and the Metals Purchase Agreement; and

(b)	this Agreement constitutes a “Project Finance Document” for the purposes of the Security Documents.

Section 10 Successors and Assigns.

This Agreement shall be binding upon and enure to the benefit of and be enforceable by each Party and its respective successors and permitted assigns.

Section 11 Severability.

If any provision of this Agreement is determined to be illegal, invalid or unenforceable, by an arbitrator or any court of competent jurisdiction from which no appeal exists or is taken, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.

Section 12 Governing Law.

(1)	This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein (other than the conflict of laws rules).

(2)	Each Party agrees that any legal proceeding with respect to this Agreement or to enforce any judgment obtained against the other Parties, or any of them, may be brought in the courts of the Province of Ontario, Canada or in the courts of any jurisdiction where a Party may have assets or carries on business, and each Party hereby irrevocably submits to the non-exclusive jurisdiction of each such court and acknowledges its competence.

Section 13 Counterparts.

This Agreement may be executed in any number of counterparts, each of which is deemed to be an original, and such counterparts together constitute one and the same instrument. Transmission of an executed signature page by facsimile, email or other electronic means is as effective as a manually executed counterpart of this Agreement.

[Remainder of this page left intentionally blank. Signature page follows.]

The parties have executed this Agreement as of the date first written above.

SILVER VALLEY METALS CORP.

By:	[Redacted]
Name:	[Redacted]
Title:	[Redacted]

By:
Name:
Title:

BUNKER HILL MINING CORP.

By:	[Redacted]
Name:	[Redacted]
Title:	[Redacted]

By:
Name:
Title:

Fourth Omnibus Amendment Agreement

sprott private resource streaming and royalty (collector), lp, by its general partner, SPROTT RESOURCE STREAMING AND ROYALTY CORP.

By:	[Redacted]
Name:	[Redacted]
Title:	[Redacted]

sprott private resource streaming and royalty (collector), lp, by its general partner, SPROTT RESOURCE STREAMING AND ROYALTY CORP., in its capacity as Security Agent

By:	[Redacted]
Name:	[Redacted]
Title:	[Redacted]

Fourth Omnibus Amendment Agreement

sprott private resource streaming and royalty (US), lp, by its general partner, SPROTT RESOURCE STREAMING AND ROYALTY CORP., in its capacities as a Series 1 CD Holder and a Series 2 CD Holder

By:	[Redacted]
Name:	[Redacted]
Title:	[Redacted]

sprott private resource streaming and royalty (INTERNATIONAL), lp, by its general partner, SPROTT RESOURCE STREAMING AND ROYALTY CORP., in its capacities as a Series 1 CD Holder and a Series 2 CD Holder

By:	[Redacted]
Name:	[Redacted]
Title:	[Redacted]

sprott private resource streaming and royalty (CANADA), lp, by its general partner, SPROTT RESOURCE STREAMING AND ROYALTY CORP., in its capacities as a Series 1 CD Holder and a Series 2 CD Holder

By:	[Redacted]
Name:	[Redacted]
Title:	[Redacted]

Fourth Omnibus Amendment Agreement

SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (uS COLLECTOR) LP, by its general partner, SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (US GP), LLC, in its capacities as Agent, Lender, Purchaser, Sprott Stream Party and Royalty Holder

By:	[Redacted]
Name:	[Redacted]
Title:	[Redacted]

SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY ANNEX (uS COLLECTOR) LP, by its general partner, SPROTT PRIVATE RESOURCE STREAMING AND ROYALTY (US GP), LLC, in its capacities as Lender and Sprott Stream Party

By:	[Redacted]
Name:	[Redacted]
Title:	[Redacted]

Fourth Omnibus Amendment Agreement

NINEPOINT ALTERNATIVE CREDIT OPPORTUNITIES FUND, by its Manager, ninepoint partners lp, in its capacity as a Series 1 CD Holder

By:	[Redacted]
Name:	[Redacted]
Title:	[Redacted]

NINEPOINT CREDIT income opportunities FUND, by its Manager, ninepoint partners lp, in its capacity as a Series 1 CD Holder

By:	[Redacted]
Name:	[Redacted]
Title:	[Redacted]

Fourth Omnibus Amendment Agreement